EXHIBIT 10.1



                            INDEMNIFICATION AGREEMENT

THIS AGREEMENT OF EMPLOYMENT ("Agreement") is made and entered into in duplicate
this  8th  day  of  August ,  2005   ,  by  and  between  PERFORMANCE  CAPITAL
     -----         --------       ---
MANAGEMENT, L.L.C., a Limited Liability Company ("Employer"), and Edward Rucker ("Rucker")


                                    RECITALS

     A. Employer is a Limited Liability Company duly organized and validly existing pursuant to the laws of the State of California.

     B. Employer is in the business of acquiring, processing, servicing and collecting commercial and consumer indebtedness.

     C.     Rucker  is  employed  as  Employer's  Accounting  Manager.

     D. Employer as additional consideration for RUCKER'S employment is entering into this Indemnification agreement per the following terms and conditions:


1. Employer shall indemnify RUCKER, if RUCKER is made a party to or threatened to be made a party to, or otherwise involved in, any proceeding commenced during the employment term, or after the employment term, because RUCKER is or was an employee or agent of Employer. The indemnification contemplated by the provisions of this agreement shall include any and all expenses, judgments, fines, penalties, settlements, and other amounts, actually and reasonably incurred by RUCKER in connection with the defense or settlement of any such proceeding; provided, however, RUCKER shall have acted in good faith and in a manner that RUCKER reasonably believed to be in the best interests of Employer and, in a criminal proceeding, Executive had no reasonable cause to believe that RUCKER'S conduct was unlawful.

2. Any an all expenses, including, but not limited to, filing fees, costs of investigation, attorney' fees, messenger and delivery expenses, postage, court reporters' fees and similar fees and expenses incurred by RUCKER in any proceeding shall be advanced by Employer prior to the final disposition of such proceeding at the written request of RUCKER, but only if RUCKER shall undertake to repay such advances, unless and to the extent that it is ultimately determined that Executive is entitled to indemnification.

3. The indemnification contemplated by the provisions of this Agreement shall not be deemed exclusive of any other rights to which RUCKER may be entitled pursuant to the provisions of the Articles of Incorporation or Bylaws of Employer, or any agreement, vote of shareholders, or disinterested directors, the General Corporation Law of the State of California, or otherwise, both as to action in his official capacities as an employee or agent of Employer and as to action in any other capacity while serving as an employee or agent of Employer. The indemnification contemplated by the provisions of this Agreement shall continue as to RUCKER although he may have ceased to be an employee or agent of Employer and shall inure to the benefit of the heirs and personal representatives of RUCKER, including the estate of RUCKER'S.


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IN  WITNESS  WHEREOF  the  parties have executed this Agreement of Employment in duplicate, each of which shall have the force and effect of an original, on the date specified in the preamble of this Agreement.


"EMPLOYER"

PERFORMANCE CAPITAL MANAGEMENT, L.L.C.
A California Limited Liability Company          Edward Rucker


By     David J. Caldwell                          Edward Rucker
     ----------------------------               -------------------------

Its:   CHIEF OPERATIONS OFFICER


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